UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2006

MILLIPORE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-09781(0-1052)	04-2170233
(Commission File Number)	(IRS Employer Identification No.)

290 Concord Road
Billerica, Massachusetts	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 715-4321

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

X   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

MERGER AGREEMENT

On April 25, 2006, Millipore Corporation (“Millipore”) and Serologicals Corporation (“Serologicals”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for a business combination whereby Charleston Acquisition Corp. (“Sub”), a Delaware corporation and wholly owned subsidiary of Millipore, will merge with and into Serologicals (the “Merger”). As a result of the Merger, the separate corporate existence of Sub will cease and Serologicals will continue as the surviving corporation in the Merger.

At the effective time of the Merger, each share of Serologicals common stock (other than shares owned by Millipore and Serologicals) will be converted into the right to receive $31.55 in cash.

Millipore intends to finance the transaction with a combination of cash on hand and debt. Millipore has obtained a commitment for the financing necessary to complete the acquisition from UBS Loan Finance LLC.

The Merger is subject to approval of Serologicals stockholders. In addition, the Merger is subject to customary regulatory approvals as well as other customary closing conditions.

Millipore and Serologicals have made customary representations, warranties and covenants in the Merger Agreement, including Serologicals making covenants not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction.

The Merger Agreement contains certain termination rights for both Millipore and Serologicals, and further provides that, upon termination of the Merger Agreement under certain circumstances, Serologicals may be obligated to pay Millipore a termination fee of $41.5 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This material is not a substitute for the proxy statement Serologicals will file with the Securities and Exchange Commission. Investors are urged to read the proxy statement when it becomes available, because it will contain important information. The proxy statement and other documents which will be filed by Serologicals with the Securities and Exchange Commission will be available for free on the SEC’s website, www.sec.gov. Serologicals and certain of its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from Serologicals’ stockholders in connection with the proposed transaction. Investors may obtain a detailed list of names, affiliations and interests of Serologicals participants in the solicitation of proxies of Serologicals stockholders by reading the proxy statement when it becomes available.

Item 9.01     Financial Statements and Exhibits

(d)

Exhibit No.    Description

  2.1        Agreement and Plan of Merger dated as of April 25, 2006, among Millipore Corporation, Charleston Acquisition Corp. and Serologicals Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

Date: April 27, 2006	By:	/s/ Jeffrey Rudin
Name: Jeffrey Rudin Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.    Description

  2.1        Agreement and Plan of Merger dated as of April 25, 2006, among Millipore Corporation, Charleston Acquisition Corp. and Serologicals Corporation